EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to common shares, no par value per share of i-80 Gold Corp., a British Columbia corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of August 14, 2025.

CONDIRE MANAGEMENT, LP

By:	Condire Management GP Holdings, LLC,
its general partner

	By:	/s/ Ryan E. Schedler
Name: Ryan E. Schedler
Title: Managing Member

	By:	/s/ Bradley J. Shisler
Name: Bradley J. Shisler
Title: Managing Member

CONDIRE MANAGEMENT GP HOLDINGS, LLC

/s/ Ryan E. Schedler
Name: Ryan E. Schedler
Title: Managing Member

/s/ Bradley J. Shisler
Name: Bradley J. Shisler
Title: Managing Member

/s/ Ryan E. Schedler
Ryan E. Schedler, in his individual capacity

/s/ Bradley J. Shisler
Bradley J. Shisler, in his individual capacity